Exhibit 99.1

Pareteum Announces Full Year 2019 Financial Results with Revenues of $62M, an Increase of $42M

Another milestone completed in returning to a normal cadence of public company reporting

NEW YORK, NY – March 12, 2021 – Pareteum Corporation (OTC Pink Open Market: TEUM), a global cloud platform-as-a-service (CPaaS) company, achieved another significant milestone today with the announcement of its full-year 2019 financial results and restated first and second quarter financial results for 2019. The Company expects to release its 2019 annual report on Form 10-K and interim periods included therein later today. The Company expects to complete the process and file full-year 2020 financial information soon by becoming fully current with respect to the filing of its quarterly and annual financial results. Pareteum's Board of Directors and executive management have instituted significant changes to reconstitute the company to position for future growth and value creation.

“With our 2019 results completed, we are now fully focused on filing 2020 full-year and quarterly results followed by the cadence of regular quarterly reporting for 2021,” said Bart Weijermars, Pareteum's interim CEO. “Our management team and the Board have worked diligently to bring the Company back into routine reporting compliance while upgrading talent within the organization and positioning the business for future growth. Pareteum’s technology and broad group of network connectivity partners position us well to take advantage of industry growth trends going forward. Entering 2021, we see tremendous opportunity ahead as our connectivity and IoT platform is uniquely able to support digital services, transformation and the large and growing sectors in need of mobile platforms, device management and connectivity.”

Full-Year 2019 Financial Results:

•	Revenue was $62.0 million for the fiscal year 2019 compared to $20.3 million in the prior year, with most of the increase driven by a full year of results from the Artilium acquisition and the addition of iPass revenues following the acquisition in the first quarter of 2019, with the balance of growth from the ongoing usage from new and existing partners and subscribers.

•	Net loss was $226.8 million in the fiscal year 2019, compared to a net loss of $18.0 million in the prior year, driven in large measure by a non-cash impairment charge for goodwill and intangible assets of $161.0 million related to the Artilium and iPass acquisitions, as well as the integration costs resulting from those same acquisitions.

			Change
(in thousands)	2019	2018	$	%
Revenue	$62,049	$20,258	$41,791	206%
Gross Profit	14,915	10,204	4,711	46%
Operating Expenses	57,884	23,610	34,274	145%
Restructuring and Acquisition	3,457	7,260	(3,803)	-52%
Impairment of Goodwill and Intangible Assets	160,989	-	160,989	nm
Depreciation and Amortization	12,938	5,427	7,511	138%
Loss from Operations	(220,353)	(26,093)	(194,260)	nm

Total Other Income (Expense)	(14,712)	7,895	(22,607)	-286%
Income Tax Benefit	8,295	174	8,121	nm
Net Loss	$(226,770)	$(18,024)	$(208,746)	nm

nm – Not meaningful

“As the past year has shown us, global connectivity and collaboration have become virtual lifelines for our business customers across industry segments and wider global economy,” continued Mr. Weijermars. “Significant digital transformation continues to drive demand, and our cloud-based technologies are critical for customers to support this evolving landscape as they design and deliver new communication solutions. We are encouraged by the ongoing level of activity from our partners and customers and will continue to launch new service offerings to support their efforts. We expect 2020 revenue will continue to show growth despite the challenging COVID-19 economic environment.”

“Finally, as we approach the final phase of our process to become current with respect to filing our financial results, we want to thank our shareholders for their continued patience and support,” concluded Mr. Weijermars. “Upon completion, we fully expect our management team to resume normal reporting on a regular quarterly basis, reinstate conference calls and participate in investor conferences and other investor-related activities.”

About Pareteum Corporation

Pareteum is an experienced provider of Communications Platform as a Service solutions (CPaaS). Pareteum empowers enterprises, communications service providers, early-stage innovators, developers, IoT, and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information please visit: www.pareteum.com.

Forward Looking Statements

Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in this release are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. However, our actual results may differ materially from those contained in, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to generate additional funds that will be necessary to expand our operations; the substantial doubt about our ability to continue as a going concern expressed in the most recent report on our audited financial statements; our potential lack of revenue growth; the length of our sales cycle; pending investigations by the SEC and other lawsuits; the outbreak and impact of the novel coronavirus (COVID-19) on the global economy and our business; our potential inability to add new products and services that will be necessary to generate increased sales; our potential inability to develop and successfully market platforms or services or our inability to obtain adequate funding to implement or develop our business; our ability to successfully remediate the material weakness in our internal control over financial reporting within the time periods and in the manner currently anticipated; the effectiveness of our internal control over financial reporting, including the identification of additional control deficiencies; risks related to restrictions and covenants in our convertible debt facility that may adversely affect our business; our potential loss of key personnel and our ability to find qualified personnel; international, national regional and local economic political changes, political risks, and risks related to global tariffs and import/export regulations; fluctuations in foreign currency exchange rates; our potential inability to use and protect our intellectual property; risks related to our continued investment in research and development, product defects or software errors, or cybersecurity threats; general economic and market conditions; regulatory risks and the potential consequences of non-compliance with applicable laws and regulations; increases in operating expenses associated with the growth of our operations; risks related to our capital stock, including the potentially dilutive effect of issuing additional shares and the fact that shares eligible for future sale may adversely affect the market for our common stock; the possibility of telecommunications rate changes and technological changes; disruptions in our networks and infrastructure; the potential for increased competition and risks related to competing with major competitors who are larger than we are; our positioning in the marketplace as a smaller provider; risks resulting from the restatement of certain of our financial statements; and the other risks discussed in our Form 10-K for the year ended December 31, 2019. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Inquiries
Press@pareteum.com

Pareteum Investor Relations Contacts:

Investor Relations +1 (646) 975-0400
Investor.relations@pareteum.com

Pareteum Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	For the years ended December 31,
	2019	2018

REVENUES	$62,049	$20,258

COST AND OPERATING EXPENSES
Cost of revenues (excluding depreciation and amortization)	47,134	10,054
Product development	12,956	3,083
Sales and marketing	10,345	3,197
General and administrative	34,583	17,330
Restructuring and acquisition costs	3,457	7,260
Impairment of goodwill and intangible assets	160,989	-
Depreciation and amortization	12,938	5,427
Total cost and operating expenses	282,402	46,351

LOSS FROM OPERATIONS	(220,353)	(26,093)

OTHER INCOME (EXPENSE)
Interest income	358	184
Interest expense	(2,120)	(309)
Interest expense related to debt discount and conversion feature	(619)	(184)
Changes in derivative liabilities	-	1,284
Loss on extinguishment of debt	(8,873)	-
Gain on equity investment	-	6,371
Amortization of deferred financing costs	(237)	(29)
Other income (expense), net	(3,221)	578
Total other income (expense)	(14,712)	7,895

LOSS BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	(235,065)	(18,198)
Income tax benefit	(8,295)	(174)
NET LOSS	(226,770)	(18,024)

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	(219)	(200)
COMPREHENSIVE LOSS	$(226,989)	$(18,224)

Net loss per common share and equivalents - basic and diluted	$(1.95)	$(0.28)

Net loss per common share and equivalents - diluted	$(1.95)	$(0.28)

Weighted average shares outstanding during the period – basic	116,182	64,549

Weighted average shares outstanding during the period – diluted	116,182	64,549

Pareteum Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2019	2018
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,447	$6,052
Restricted cash	1,455	431
Accounts receivable, net of an allowance for doubtful accounts of $1,546 at December 31, 2019 and $514 at December 31, 2018	8,307	3,338
Prepaid expenses and other current assets	4,453	2,084
Total current assets	18,662	11,905

NON- CURRENT ASSETS

OTHER ASSETS	752	45

RIGHT OF USE LEASE ASSETS	2,241	-

NOTE RECEIVABLE, NON-CURRENT	512	1,082

PROPERTY AND EQUIPMENT, NET	6,262	5,444

INTANGIBLE ASSETS, NET	15,500	39,658

GOODWILL	10,099	101,375

TOTAL ASSETS	$54,028	$159,509

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and customer deposits	$30,374	$10,338
Net billings in excess of revenues	2,529	227
Accrued expenses and other payables	13,616	7,741
Promissory note	993	681
Lease liabilities, current	2,422	-
9% Unsecured subordinate convertible promissory note (current portion net of debt discount and debt issuance)	-	107
Total current liabilities	49,934	19,094

LONG TERM LIABILITIES
8% Series C Redeemable Preferred Stock, net	4,798	-
Lease liabilities, non-current	415	-
Other long-term liabilities	23	213
Deferred tax liabilities	-	8,386
Related party loan	420	342
Total long-term liabilities	5,656	8,941

Total liabilities	55,590	28,035

Commitments and Contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock $0.00001 par value, 50,000,000 shares authorized; designated 150 shares and 13,000 shares as Series A and B, respectively, of which 0 issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Common Stock $0.00001 par value, 500,000,000 shares authorized, 139,060,180 and 98,292,530 issued and outstanding as of December 31, 2019 and 2018, respectively	547,948	453,995
Accumulated other comprehensive loss	(5,608)	(5,389)
Accumulated deficit	(543,902)	(317,132)
Total stockholders’ equity (deficit)	(1,562)	131,474

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$54,028	$159,509